                                                                      EXHIBIT 10



--------------------------------------------------------------------------------


                         POUGHKEEPSIE SAVINGS BANK, FSB

                                      and

                             The Bank of New York,

                                  Rights Agent



                                RIGHTS AGREEMENT

                            Dated as of May 1, 1988


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

         (This Table of Contents is not a part of the Rights Agreement and is only for convenience of reference)


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RECITALS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1

                                                I.  DEFINITIONS AND INTERPRETATION
                                                    ------------------------------

1.1.    Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1

1.2.    Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9


                                                 II.  FORM OF RIGHT CERTIFICATES
                                                      --------------------------

2.1.    Form Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9

2.2.    Form of Legend for Certain Right Certificates   . . . . . . . . . . . . . . . . . . . . .          10

2.3.    Issuance of New Right Certificates; Adjustments   . . . . . . . . . . . . . . . . . . . .          11


                                                         III.  THE RIGHTS
                                                               ----------

3.1.    Issuance of Rights and Right Certificates   . . . . . . . . . . . . . . . . . . . . . . .          11

3.2.    Summary of Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13

3.3.    Countersignature and Registration   . . . . . . . . . . . . . . . . . . . . . . . . . . .          13

3.4.    Transfer, Split Up, Combination and Exchange of Right Certificates;
        Mutilated, Destroyed, Lost or Stolen Right Certificates   . . . . . . . . . . . . . . . .          15

3.5.    Exercise of Rights; Purchase Price; Expiration Date of Rights   . . . . . . . . . . . . .          16

3.6.    Cancellation and Destruction of Right Certificates  . . . . . . . . . . . . . . . . . . .          18

3.7.    Common Shares Record Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19





                                     (i)
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
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3.8.    Fractional Rights and Fractional Shares   . . . . . . . . . . . . . . . . . . . . . . . .          19

3.9.    Right to Defer Issuance of Common Shares upon Exercise of Rights  . . . . . . . . . . . .          21


                                                    IV.  COVENANTS OF THE BANK
                                                         ---------------------

4.1.    Reservation and Availability of Common Shares   . . . . . . . . . . . . . . . . . . . . .          21

4.2.    Certain Actions; Supplemental Agreements  . . . . . . . . . . . . . . . . . . . . . . . .          23


                                                         V.  ADJUSTMENTS
                                                             -----------

5.1.    Adjustment of Purchase Price, Number and Type of Shares
        or Number of Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          24

5.2.    Consolidation, Merger, or Sale or Transfer of Assets
        or Earning Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          31

5.3.    Certificate of Adjusted Purchase Price or Number of Shares  . . . . . . . . . . . . . . .          34

5.4.    Cash Payment in Certain Circumstances   . . . . . . . . . . . . . . . . . . . . . . . . .          34

5.5.    DeMinimis Adjustments; Calculation  . . . . . . . . . . . . . . . . . . . . . . . . . . .          36

5.6.    Effect of Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          36

5.7.    Adjustment of Number of Rights in Lieu of Purchase Price  . . . . . . . . . . . . . . . .          36

5.8.    Taxable Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          38

5.9.    Restrictions on Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          38


                                                       VI.  RIGHTS HOLDERS
                                                            --------------

6.1.    Rights of Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          39

6.2.    Agreement of Rights Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          39

6.3.    Right Certificate Holder Not Deemed a Stockholder   . . . . . . . . . . . . . . . . . . .          40

6.4.    Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          41





                                     (ii)

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                                                        VII.  RIGHTS AGENT
                                                              ------------

7.1.    Appointment of Rights Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          42

7.2.    Concerning the Rights Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          43

7.3.    Merger or Consolidation or Change of Name of Rights Agent   . . . . . . . . . . . . . . .          44

7.4.    Duties of Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          45

7.5.    Change of Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          49


                                                        VIII.  REDEMPTION
                                                               ----------

8.1.    Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51

8.2.    Effect of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          52

8.3.    Right to Relinquish Redemption Right  . . . . . . . . . . . . . . . . . . . . . . . . . .          52


                                                        IX.  MISCELLANEOUS
                                                             -------------

9.1.    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          53

9.2.    Supplements and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          53

9.3.    Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55

9.4.    Benefits of this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55

9.5.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55

9.6.    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          56

9.7.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          56

9.8.    Descriptive Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          56

Exhibit A         Form of Right Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . .         A-1

Exhibit B         Form of Summary of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .         B-1





                                    (iii)

         Rights Agreement, dated as of May 1, 1988 ("Agreement"), between Poughkeepsie Savings Bank, FSB, a federal savings bank (the "Bank"), and The Bank of New York, a New York corporation authorized to do a banking business (the "Rights Agent").

                                    RECITALS

         WHEREAS, on May 1, 1988, the Board of Directors of the Bank authorized and declared a dividend distribution of one right (a "Right") for each share of Common Stock, $0.01 par value per share, of the Bank (a "Common Share") outstanding on the close of business on May 18, 1988 (the "Record Date"), and authorized the issuance of one Right for each Common Share issued or delivered by the Bank (whether originally issued or delivered from the Bank's treasury) thereafter but prior to the Distribution Date (as hereinafter defined), each Right initially representing the right to purchase one Common Share;

         NOW, THEREFORE, the parties hereby agree as follows:


                       I.  DEFINITIONS AND INTERPRETATION

         1.1. Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                 (a) "Acquiring Person" shall mean, at the time any determination is to be made, any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding, but shall not include the Bank or any Related Person; provided, however, that no Person who is not an Acquiring Person shall become an Acquiring Person solely by virtue of a reduction in the number of Common Shares outstanding, unless subsequent to such reduction such Person shall acquire additional Common Shares.

                 (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                 (c) "Bank" shall mean Poughkeepsie Savings Bank, FSB, a federal savings bank.

                 (d) A Person shall be deemed the "Beneficial Owner" of any securities:

                 (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights or other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities (A) tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment or exchange, (B) issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) issuable from and after the occurrence of a Triggering Event upon exercise of (1) Rights which are acquired by a Person prior to the Distribution Date, or (2) Rights issued pursuant to the provisions of Section 5.7 hereof in connection with an adjustment made with respect to any such Rights referred to in subparagraph (1) above; or

                 (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding, whether or not in writing; or

                 (iii) of which any other Person is the Beneficial Owner if the Person or any of the Person's Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing, with such other Person (or any of such other Person's Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Bank; provided, however, that a Person shall not be deemed the Beneficial Owner of any security if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report).

         (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York (or such other state in which the designated office of the Rights Agent is located) are authorized or obligated by law or executive order to close.

         (f) "Close of Business" on any given date shall mean 5:00 P.M., New York Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York Time, on the next succeeding Business Day.

         (g) "Common Shares" when used with reference to the Bank shall mean the shares of Common Stock, $0.01 par value per share, of the Bank; provided, however, that, if the Bank is the continuing or surviving corporation in a transaction described in Sections 5.1 or 5.2 hereof, "Common Shares" when used with reference to the Bank shall mean the capital stock or equity security with the greatest aggregate voting power of the Bank, or, if the Bank is a subsidiary of another corporation or other legal entity, the corporation or other legal entity which ultimately controls the Bank. "Common Shares" when used with reference to any corporation or other legal entity, other than the Bank, shall mean the capital stock or equity security with the greatest aggregate voting power of such corporation or other legal entity, or, if such corporation or other legal entity is a subsidiary of another corporation or other legal entity, the corporation or other legal entity which ultimately controls such first-mentioned corporation or other legal entity.

         (h) "Current Per Share Market Price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Per Share Market Price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares (i) of a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares, or (ii) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the Current Per Share Market Price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (including when-issued trading as provided above), in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Bank. If the Common Shares are not publicly held or not so listed or traded, or not the subject of available bid and asked quotes the Current Per Share Market Price shall mean the fair value per share as determined in good faith by a majority of the Board of Directors of the Bank, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (i) "Distribution Date" shall mean the earlier of (i) the Close of Business on the twentieth calendar day after the Share Acquisition Date, or
(ii) the Close of Business on the twentieth calendar day after the date of the commencement of a tender or exchange offer (as determined by reference to Rule 14d-2(a) under the Exchange Act) by any Person (other than the Bank or any Related Person) for 30% or more of the outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights).

         (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (k) "Expiration Date" shall mean the earlier of (i) the Close of Business on the Final Expiration Date, and (ii) the time at which the Rights are redeemed as provided in Section 8.1 hereof.

         (l)     "Final Expiration Date" shall mean May 1, 1998.

         (m) "Issuer" shall mean (i) in the case of any merger or consolidation described in Sections 5.2(a)(i) or 5.2(a)(ii) hereof, the Person that is the continuing, surviving, resulting or acquiring Person (including the Bank as the continuing or surviving corporation of a transaction described in
Section 5.2(a)(ii) hereof), and (ii) in the case of any transaction or series of related transactions described in Section 5.2(a)(iii) hereof, the Person that is the party receiving the greatest portion of the assets or earning power (including, without limitation, securities creating any obligation on the part of the Bank and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (A) if
(1) no class of equity security of such

Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to
Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term "Issuer" shall mean such other Person; and
(B), in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term "Issuer" shall mean whichever of such Persons is the issuer of the equity security having the greatest aggregate market value.

         (n) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

         (o) "Person" shall mean any individual, firm, corporation, partnership or other legal entity, and shall include any successor (by merger or otherwise) of such entity.

         (p) "Purchase Price" shall mean initially $75.00 per Common Share or such other price set forth on the face of the Right Certificate, subject to adjustment from time to time as provided in this Agreement.

         (q) "Redemption Price" shall mean $0.01 per Right, subject to adjustment by resolution of the Board of Directors of the Bank to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

         (r)     "Related Person" shall mean (i) any Subsidiary of the Bank,
(ii) any employee benefit or stock ownership plan of the Bank or any entity holding Common Shares for or pursuant to the terms of any such plan, or (iii) any Person who acquires Common Shares from the Bank or any other Related Person in one or a series of related transactions, each of which is approved by a majority of the Board of Directors of the Bank; provided, however, that if any Person who becomes a Related Person solely by virtue of subparagraphs (iii) above subsequently acquires additional Common Shares in a transaction or transactions not approved by a majority of the Board of Directors of the Bank, such Person shall no longer be deemed a "Related Person" with respect to all Common Shares of which it, or any of its Affiliates or Associates, is the Beneficial Owner.

         (s) "Right" shall have the meaning given thereto in the Recitals to this Agreement.

         (t) "Right Certificate" shall mean certificates evidencing the Rights, in substantially the form of Exhibit A attached hereto.

         (u) "Rights Agent" shall mean The Bank of New York, and its successors and assigns.

         (v) "Share Acquisition Date" shall mean the first date of public announcement by the Bank or an Acquiring Person (by press release, filing made with the Federal Home Loan Bank Board, the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

         (w) "Subsidiary" shall mean any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by another Person.

         (x) "Summary of Rights" shall mean a summary of Rights, in substantially the form of Exhibit B attached hereto.

         (y) "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

         (z) "Triggering Event" shall mean any event described in Sections 5.1(a)(ii) or 5.2(a) hereof.

         1.2. Interpretation. Words importing a singular number shall include the plural number in each case and vice versa. The words "herein", "hereby", "herewith" and similar words, phrases, references or associations shall refer to this Agreement in its entirety.


                        II.  FORM OF RIGHT CERTIFICATES

         2.1. Form Generally. The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth as Exhibit A attached hereto with such changes, marks of identification or designation and such legends, summaries or endorsements printed thereon as the Bank may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Shares or the Rights may from time to time be listed or quoted, or to conform to usage. The Right Certificates shall be in machine printable format and in a form satisfactory to the Rights Agent. The Right Certificates, whenever issued, shall be dated as of their date of distribution, shall show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the Purchase Price, but the number and type of securities purchasable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

         2.2. Form of Legend for Certain Right Certificates. Any Right Certificate issued pursuant to the provisions of Sections 2.3, 3.1 or 3.4 hereof that represents Rights the Beneficial Owner of which is any Acquiring Person or any Associate or Affiliate of an Acquiring Person, and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, shall be subject to and contain the following legend or such similar legend as the Board of Directors of the Bank may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Shares or the Rights may from time to time be listed or quoted, or to conform to usage:

                 "The Rights represented by this Right Certificate were issued to, or beneficially owned by, a person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in the Rights Agreement."

The Rights Agent shall issue Right Certificates containing the foregoing legend upon the written instruction of the Bank.

         2.3. Issuance of New Right Certificates; Adjustments. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Bank may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of securities or property issuable upon the exercise of the Rights made in accordance with the provisions of this Agreement. Irrespective of any adjustment or change in the Purchase Price or the number or kind or class of securities or property issuable upon the exercise of the Rights, however, the Right Certificates theretofore and thereafter issued may continue, at the option of the Bank, to express the Purchase Price per Common Share and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.


                                III.  THE RIGHTS

         3.1. Issuance of Rights and Right Certificates. (a) Until the Distribution Date, (i) the Rights shall be evidenced by the certificates for Common Shares registered in the names of the record holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, (ii) the Rights shall be transferable only in connection with the transfer of the underlying Common Shares, and (iii) the transfer of any certificates evidencing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares evidenced by such certificates.

         (b) Rights will be issued by the Bank in respect of all Common Shares issued or delivered by the Bank (whether originally issued or delivered from the Bank's treasury) thereafter but prior to the Distribution Date. Certificates evidencing such Common Shares shall have stamped on, impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Bank may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Shares or the Rights may from time to time be listed or quoted, or to conform to usage:

                 "This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Poughkeepsie Savings Bank, FSB and The Bank of New York, dated as of May 1, 1988 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Poughkeepsie Savings Bank, FSB. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, may be amended or may be evidenced by separate certificates and no longer be evidenced by this Certificate. Poughkeepsie Savings Bank, FSB will mail to the holder of this Certificate a copy of the Rights Agreement without charge within five business days after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void."

         (c) As soon as practicable after the Distribution Date and notice thereof in writing by the Bank to the Rights Agent, the Rights Agent shall send at the Bank's expense, by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Bank, a Right Certificate, evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         3.2. Summary of Rights. As soon as practicable after the Record Date, the Bank will send a copy of the Summary of Rights by first-class, postage prepaid mail, to each record holder of Common Shares on the Record Date, at the address of such holder shown on the records of the Bank.

         3.3. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Bank by its Chief Executive Officer, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Bank's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Bank, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Bank who shall have signed any of the Right Certificates shall cease to be such officer of the Bank before countersignature by the Rights Agent and issuance and delivery by the Bank, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Bank with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Bank; and any Right Certificate may be signed on behalf of the Bank by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Bank to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such signatory before delivery by the Bank, such Right Certificates, nevertheless, may be issued and delivered by the Bank with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be such signatory; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although at the date of the execution of this Agreement any such person was not such a signatory.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the designated office of the Rights Agent and at such other of its offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Shares or the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right

Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         3.4. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Section 3.8 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the designated office of the Rights Agent together with a signature guarantee and such other documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Bank shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate unless the Certificate contained on the reverse side of such Right Certificate shall have been completed and signed by the registered holder thereof. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Bank may require payment from the holder of the Right Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         (b) Upon receipt by the Bank and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Bank and the Rights Agent of all reasonable expense incidental thereto, and upon surrender to the Rights Agent for cancellation of the Right Certificate (if mutilated) together with a signature guarantee and such other documentation as the Rights Agent may reasonably request, the Bank will execute and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         3.5.    Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and at or prior to the Expiration Date, upon surrender of the Right Certificate together with a Signature Guarantee and such other documentation as the Rights Agent may reasonably request, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised.

         (b) The Purchase Price for each Common Share pursuant to the exercise of a Right shall be payable in lawful money of the United States of America in accordance with Section 3.5(c) hereof.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Common Shares as to which the Rights are exercised and an amount equal to any applicable transfer tax by certified check or bank draft payable to the order of the Rights Agent, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Common Shares to be purchased and the Bank hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Bank the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 3.8 hereof or in lieu of the issuance of Common Shares in accordance with the provisions of
Section 5.4 hereof, (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate, and (v) deliver any due bill or other instrument provided to the Rights Agent by the Bank for delivery to the registered holder of such Right Certificate as provided by Section 3.9 hereof.

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 3.8 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Bank shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 3.5 unless the certificate contained in the form of election to purchase on the reverse side of the Right Certificate surrendered for such exercise shall have been completed and signed by the registered holder thereof.

         3.6. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Bank or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Bank shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Bank otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Bank, or shall, at the written request of the Bank, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Bank.

         3.7. Common Shares Record Date. Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books are closed, such Person shall be deemed to have become the record holder of such Common Shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books are open.

         3.8. Fractional Rights and Fractional Shares. (a) The Bank shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Bank shall pay as promptly as practicable after such fractional Rights would otherwise be issuable to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 3.8(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Bank. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Bank shall be used and shall be conclusive for all purposes.

         (b) The Bank shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Bank may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 3.8, the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 1.1(i) hereof) for the Trading Day immediately prior to the date of such exercise.

         3.9. Right to Defer Issuance of Common Shares upon Exercise of Rights. In any case in which an adjustment in the Purchase Price pursuant to
Section 5.1 hereof shall be made effective as of a record date for a specified event, the Bank may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Common Shares issuable upon such exercise over and above the Common Shares issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Bank shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment. The Bank shall give the Rights Agent prompt written notice of any such election.


                           IV.  COVENANTS OF THE BANK

         4.1. Reservation and Availability of Common Shares. The Bank covenants and agrees that:

         (a) It will cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise pursuant to Section 3.5 hereof of all outstanding Rights; such number of Common Shares reserved and kept available shall be adjusted from time to time, if and to the extent required (and subject to the provisions of Section 5.4 hereof), upon the occurrence of any of the events described in Sections 5.1 or 5.2 hereof.

         (b) So long as the Bank's Common Shares are quoted by NASDAQ, it will endeavor to cause, from and after such time as the Rights become exercisable, all Common Shares reserved for issuance upon exercise of the Rights to be so quoted upon official notice of issuance.

         (c) It will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall be, at the time of delivery of the certificates for such Common Shares (subject to payment of the Purchase Price), duly and validly authorized and issued, fully paid, nonassessable and freely tradeable shares, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal.

         (d) Before taking any action pursuant to Section 5.1 hereof that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, it will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Bank may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

         (e) It will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Bank shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates for Common Shares upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Bank's satisfaction that no such tax or charge is due.

         4.2. Certain Actions; Supplemental Agreements. The Bank covenants and agrees that it shall not (a) consolidate with, (b) merge with or into, or
(c) sell or transfer to, in one or more transactions, assets or earning power (including, without limitation, securities creating any obligation on the part of the Bank and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Bank and its Subsidiaries, taken as a whole, any other Person if at the time of or after such consolidation, merger or sale there would be any charter or by-law provisions or any rights, options, warrants or other instruments or securities outstanding or agreements in effect or any other actions taken which would eliminate or otherwise diminish the benefits intended to be afforded by the Rights without the affirmative vote of the holders of at least 80% of the then-outstanding Rights beneficially owned by Persons other than the Acquiring Person or its Affiliates or Associates. The Bank shall not consummate any such consolidation, merger or sale unless prior thereto the Bank and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section.


                                V.  ADJUSTMENTS

         5.1. Adjustment of Purchase Price, Number and Type of Shares or Number of Rights. The Purchase Price, the number and type of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 5.1.

                 (a)(i) In the event that the Bank shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares,
         (C) combine the outstanding Common Shares into a smaller number of Common Shares, or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Bank is the continuing or surviving corporation), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 5.1(a)(i) and Section 5.1(a)(ii) hereof or Section 5.2 hereof, the adjustment provided for in this Section 5.1(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
         Section 5.1(a)(ii) or Section 5.2 hereof.

                 (ii)     In the event that:

                          (A) at any time after the date of this Agreement, any of the following transactions shall occur: (1) any merger or other combination of the Bank with (a) any Acquiring Person or (b) any other Person (whether or not itself an Acquiring Person) which is, or after such merger or combination would be, an Affiliate or Associate of an Acquiring Person and the Bank shall be the continuing or surviving corporation of such merger or combination, other than in a transaction subject to
                 Section 5.2(a)(ii) hereof, (2) any merger or other combination of any Subsidiary of the Bank with (a) any Acquiring Person or
                 (b) any other Person (whether or not itself an Acquiring Person) which is, or after such merger or combination would be, an Affiliate or Associate of an Acquiring Person, (3) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Acquiring Person or any Affiliate or Associate of any Acquiring Person of any assets of the Bank or any Subsidiary of the Bank having an aggregate fair market value of $5,000,000 or more or any loan, advance, guarantee or other financial assistance, including any tax credit or other tax advantages, to or with any Acquiring Person or any Affiliate or Associate of any Acquiring Person which involves a financial obligation or benefit of $5,000,000 or more, other than in a transaction subject to Section 5.2(a) hereof, (4) the issuance or transfer by the Bank or any Subsidiary of the Bank (in one transaction or a series of transactions) of any securities of the Bank or of any Subsidiary of the Bank to any Acquiring Person or any Affiliate or Associate of any Acquiring Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $5,000,000 or more, other than in a transaction subject to Section 5.2(a) hereof,
                 (5) the adoption of any plan or proposal for the liquidation or dissolution of the Bank proposed by or on behalf of any Acquiring Person or any Affiliate or Associate of any Acquiring Person, or (6) the receipt by any Acquiring Person or any Associate or Affiliate of any Acquiring Person of any compensation from the Bank or any Subsidiary of the Bank other than compensation for full-time employment as a regular employee at rates in accordance with the Bank's (or its predecessor or Subsidiaries') past practices, or

                          (B) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Bank, or any merger or consolidation of the Bank with any Subsidiary of the Bank or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 5.2(a) hereof, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Bank or any Subsidiary of the Bank of which any Acquiring Person or any Associate or Affiliate of any Acquiring Person is the Beneficial Owner, or

                          (C) any Person (other than the Bank or any Related Person) who or which, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 20% or more of the Common Shares then outstanding, other than pursuant to any transaction set forth in Section 5.2(a) hereof, then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the then number of Common Shares for which a Right was exercisable immediately prior to the occurrence of such Triggering Event, such number of Common Shares as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of Common Shares for which a Right is then exercisable and dividing that product by (y)

50% of the Current Per Share Market Price of the Common Shares on the date of the occurrence of any such Triggering Event. Notwithstanding the foregoing, upon the occurrence of any of the Triggering Events listed above in this
Section 5.1(a)(ii), any Rights of which any Acquiring Person or any Associate or Affiliate of such Acquiring Person is or was at any time the Beneficial Owner after the date upon which such Acquiring Person became such shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.

                 (iii) If as a result of an adjustment of the Purchase Price made pursuant to this Section 5.1(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Bank other than shares of its Common Stock authorized on the date of this Agreement, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Article V and the provisions of Sections 3.1, 3.5, 3.7, 3.8, 3.9 and 4.1 hereof with respect to the Common Shares shall apply on like terms to any such other shares.

         (b) In the event that the Bank shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities having equivalent rights, privileges and preferences as the Common Shares or which are convertible into Common Shares) at a price per Common Share (or per such equivalent share or having a conversion price per share, if a security convertible into Common Shares) less than the Current Per Share Market Price of the Common Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or such equivalent shares and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares (and/or such equivalent shares) to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Bank, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Common Shares owned by or held for the account of the Bank shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In the event that the Bank shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Bank is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend as determined in good faith by the Board of Directors of the Bank), assets, stock (other than a dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in Section 5.1(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Per Share Market Price of the Common Shares on such record date or, if earlier, the date on which Common Shares begin to trade on an ex-dividend or when-issued basis for such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Bank, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets, stock or evidences of indebtedness so to be distributed (in the case of cash dividends, only that portion in excess of the rate of the regular periodic cash dividends as determined in good faith by the Board of Directors of the Bank) or of such subscription rights, options or warrants applicable to one Common Share, and the denominator of which shall be such Current Per Share Market Price of the Common Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d) Unless the Bank shall have exercised its election as provided in Section 5.7 hereof, upon each adjustment of the Purchase Price pursuant to
Section 5.1(b) hereof and each adjustment of the Purchase Price pursuant to
Section 5.1(a) hereof made with respect to a distribution of subscription rights, options or warrants applicable to Common Shares, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest thousandth) obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         5.2. Consolidation, Merger, or Sale or Transfer of Assets or Earning Power.

(a) In the event that, following the Distribution Date, directly or indirectly,

                 (i) the Bank shall consolidate with, or merge with or into, any Acquiring Person or any Associate or Affiliate of any Acquiring Person and the Bank shall not be the continuing or surviving corporation of such merger or combination,

                 (ii) any Acquiring Person or any Associate or Affiliate of any Acquiring Person shall consolidate with the Bank, or merge with or into the Bank and the Bank shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of such other Person or cash or any other property, or

                 (iii) the Bank shall sell or otherwise transfer (or one or more Subsidiaries of the Bank shall sell or otherwise transfer), in one transaction or in a series of related transactions, assets or earning power (including, without limitation, securities creating any obligation on the part of the Bank and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Bank and its Subsidiaries (taken as a whole) to any Acquiring Person or any Associate or Affiliate of any Acquiring Person, then, and in each such case, proper provision shall be made so that (A) except as provided below, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the then number of Common Shares for which a Right is then exercisable, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer, free and clear of any liens, encumbrances and other adverse claims (including, without limitation, receipt of all regulatory approvals) and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (x) multiplying the then-current Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the Current Per Share Market Price of the Common

         Shares of the Issuer immediately prior to the consummation of such consolidation, merger, sale or transfer; (B) the Issuer shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Bank pursuant to this Agreement; (C) the term "Bank" in this Agreement shall thereafter be deemed to refer to the Issuer; and
         (D) the Issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 4.1 hereof and compliance with all regulatory requirements) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

         (b) Notwithstanding the foregoing, if the Issuer in any of the events listed in Section 5.2(a)(i) through (iii) hereof, inclusive, is not a legal entity having outstanding equity securities, then, and in each such case,
(i) if the Issuer is directly or indirectly wholly owned by a legal entity having outstanding equity securities, then all references to Common Shares of the Issuer shall be deemed to be references to the Common Shares of the legal entity having outstanding equity securities which ultimately controls the Issuer, and (ii) if there is no such legal entity having outstanding equity securities, (A) proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a type or types of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a legal entity having outstanding equity securities, and (B) all other provisions of this Agreement shall apply to the Issuer as if such securities were Common Shares.

         (c) The Bank shall not consummate any of the transactions listed above in Section 5.2(a)(i) through (iii) hereof, inclusive, unless prior thereto the Bank and the Issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing.

         (d) The provisions of this Section 5.2 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that any of the transactions described in Section 5.2(a) hereof occur at any time after the occurrence of a transaction described in Section 5.1(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 5.2.

         5.3. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 5.1 or 5.2 hereof, the Bank shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment and the adjusted Purchase Price, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate, and (c) mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 9.1 hereof.

         5.4. Cash Payment in Certain Circumstances. In the event that there shall not be sufficient authorized but unissued Common Shares or authorized and issued Common

Shares held in treasury to permit the exercise in full of the Rights upon any adjustment pursuant to this Article V, the Bank shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights; provided, however, if the Bank is unable to cause the authorization of additional Common Shares then, notwithstanding any other provision of this Agreement, the Bank, with respect to each Right, to the extent permitted by applicable law and any agreements or instruments in effect on the Share Acquisition Date to which it is a party, shall pay cash, at a rate per Right equal to the product of the Purchase Price in effect at the time of exercise multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of any Triggering Event, in lieu of issuing such additional Common Shares and requiring payment therefor, upon exercise of the Rights. The Bank shall give the Rights Agent prompt written notice of such election to pay cash. To the extent that any legal or contractual restrictions prevent the Bank from paying the full amount of cash payable in accordance with the foregoing sentence, the Bank shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. In such event, the Bank shall take all such action as may be necessary to authorize and issue as promptly thereafter as practicable to each holder who has exercised Rights pursuant to Section 3.5 hereof a number of additional Common Shares equal to the difference between (a) the number of any Common Shares issued to such holder pursuant to the exercise of the Rights, and (b) the quotient of (i) the amount of any cash paid to such holder in lieu of issuing Common Shares upon exercise of Rights pursuant to this Section 5.4, and (ii) the Purchase Price in effect at the time of exercise. Until all Common Shares have been issued and/or cash paid in respect of the exercise of Rights, the Bank shall continue to make cash payments, without interest, on a pro rata basis as funds become available until such payments have been paid in full; provided, however, that the Bank shall have no obligation to make any such payment (whether the right to receive such payment has accrued or otherwise) to the extent additional Common Shares are issued in respect of the exercise of the Rights.

         5.5. DeMinimis Adjustments; Calculation. Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
Section 5.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest thousandth of a share as the case may be.

         5.6. Effect of Adjustments. All Rights originally issued by the Bank subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         5.7. Adjustment of Number of Rights in Lieu of Purchase Price. The Bank may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number
of Common Shares purchasable upon the exercise of a Right.   Each of the Rights
outstanding after such
adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Bank shall make a public announcement, and shall give simultaneous written notice to the Rights Agent, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement.
If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 5.7, the Bank shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 3.8 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Bank upon notice in writing to the Rights Agent, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Bank, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Bank, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         5.8. Taxable Transactions. Notwithstanding any other provision of this Agreement to the contrary, the Bank shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by Section 5.1 hereof, as and to the extent that a majority of the Board of Directors of the Bank shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any of the Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, stock dividends or issuance of rights, options or warrants referred to in Section 5.1 hereof, hereafter made by the Bank to holders of its Common Shares shall not be taxable to such stockholders.

         5.9. Restrictions on Adjustments. Notwithstanding any other provision of this Agreement to the contrary, after the Distribution Date, except as permitted by Section 8.1 hereof, the Bank shall not make any adjustment to the Purchase Price, the number of Common Shares (or fractions of a Common Share) for which a Right is exercisable or the number of Rights outstanding if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections 5.1(a)(ii) and 5.2 hereof, unless such action is approved by a majority of the Board of Directors of the Bank or the holders of 80% of the Rights beneficially owned by Persons other than any Acquiring Person or any Associates or Affiliates thereof.


                              VI.  RIGHTS HOLDERS

         6.1. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Bank to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

         6.2. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Bank and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the designated office of the Rights Agent duly endorsed or accompanied by a proper instrument of transfer together with a signature guarantee and such other documentation as the Rights Agent may reasonably request;

         (c) the Bank and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Bank or the Rights Agent) for all purposes whatsoever, and neither the Bank nor the Rights Agent shall be affected by any notice to the contrary; and

         (d) the holder expressly waives any right to receive any fractional Rights or any fractional Common Shares upon exercise of a Right.

         6.3. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Bank which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Bank or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 6.4 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         6.4. Notice of Certain Events. (a) In case, after the Distribution Date, the Bank shall propose (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend as determined in good faith by the Board of Directors of the Bank), (ii) to offer to the holders of Common Shares rights, options or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including, without limitation, securities creating any obligation on the part of the Bank and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Bank and its Subsidiaries, taken as a whole, to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Bank, then, in each such case, the Bank shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 9.1 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (i) or (ii) above, at least 20 calendar days prior to the record date for determining holders of the Common Shares for purposes of such action, and, in the case of any such other action, at least 20 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

         (b) In case any Triggering Event shall occur, then, in any such case, the Bank shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 9.1 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.


                               VII.  RIGHTS AGENT

         7.1. Appointment of Rights Agent. The Bank hereby appoints the Rights Agent to act as agent for the Bank and the holders of the Rights (who, in accordance with Section 3.1 hereof, shall also be, prior to the Distribution Date, the holders of Common Shares) in accordance with the terms and conditions hereof, and the Rights

Agent hereby accepts such appointment and hereby certifies that it complies with the applicable requirements of the New York Stock Exchange governing transfer agents and registrars. The Bank may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable upon three Business Days prior written notice to the Rights Agent. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent. The Rights Agent shall have no duty to supervise or be liable for the actions of any such Co-Rights Agent.

         7.2. Concerning the Rights Agent. (a) The Bank agrees to pay to the Rights Agent reasonable compensation as agreed to in writing for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Bank also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending any claim of liability and including reasonable fees and expenses of counsel.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for

Shares or for other securities of the Bank, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, instruction, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         7.3. Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 7.5 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right

Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         7.4. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Bank and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Bank), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Bank prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Bank and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Bank only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Bank of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Article V hereof (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment or voidance); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Bank agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, or any Assistant Secretary of the Bank, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. An application by the Rights Agent for instructions may set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties and obligations under this Agreement and the date on and/or after which such action shall be taken, and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the Bank receives such application) without the consent of the Bank unless prior to taking or omitting such action, the Rights Agent has received written instructions in response to such application specifying the actions to be taken or omitted.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Bank or become pecuniarily interested in any transaction in which the Bank may be interested, or contract with or lend money to the Bank or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Bank or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Bank resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

         (j) Upon collection thereof by the Rights Agent, the Rights Agent shall promptly remit to the Bank any funds paid to it upon exercise of the Rights pursuant to Section 3.5 hereof.

         (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing the repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (l) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the Form of Assignment and the Form of Election to Purchase included as part of Exhibit A hereto (the "Certification"), unless the Rights Agent shall have actual knowledge that, as executed, the Certification is untrue or (ii) the non-execution or failure to complete the Certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution or failure.

         7.5. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days notice in writing mailed to the Bank and to each transfer agent of the Common Shares by registered or certified mail, and, at the expense of the Bank, to the holders of the Right Certificates by first-class mail. The Bank may remove the Rights Agent or any successor Rights Agent upon 30 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Bank shall appoint a successor to the Rights Agent.
If the Bank
shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Bank), then the Bank shall become the Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Bank or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 and which shall otherwise meet any requirements imposed by the New York Stock Exchange on transfer agents and registrars. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Bank shall file notice thereof in writing with the predecessor Rights

Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 7.5, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


                               VIII.  REDEMPTION

         8.1. Redemption. (a) The Board of Directors of the Bank may, at its option, at any time prior to the Close of Business, on the earlier of (i) the later of (A) the Share Acquisition Date and (B) the calendar day next preceding the Distribution Date, or (ii) the Final Expiration Date, redeem all but not less than all of the then-outstanding Rights at the Redemption Price.

         (b) In addition, if during any time after there is an Acquiring Person, such Acquiring Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of less than 10% of the Common Shares of the Bank then outstanding and no Triggering Event has occurred or is occurring and there are no other Persons who are Acquiring Persons, then upon the vote of a majority of the Board of Directors of the Bank, the Bank shall redeem all but not less than all of the then-outstanding Rights at the Redemption Price.

         (c)     The right of redemption may also be reinstated as provided in
Section 9.5 hereof.

         8.2. Effect of Redemption. Immediately upon the action of the Board of Directors of the Bank ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board of Directors of the Bank ordering the redemption of the Rights, the Bank shall publicly announce such action, and, within 10 calendar days thereafter, the Bank shall give notice of such redemption to the Rights Agent and to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

         8.3. Right to Relinquish Redemption Right. At any time following the Share Acquisition Date, a majority of the Board of Directors of the Bank may relinquish its rights to redeem the Rights under Section 8.1 subparagraphs
(a) and (b) hereof, or either thereof, by duly adopting a resolution to that effect. Immediately upon adoption of such resolution, the rights of the Board of Directors of the Bank under the portions of Section 8.1 hereof specified in such resolution shall terminate without further action and without any notice.

                               IX.  MISCELLANEOUS

         9.1. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Bank shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                          Poughkeepsie Savings Bank, FSB
                          2 Garden Street
                          Poughkeepsie, New York 12601
                          Attention: Secretary

Subject to the provisions of Section 6.4 hereof, any notice or demand authorized by this Agreement to be given or made by the Bank or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Bank) as follows:

                          The Bank of New York
                          Stock Transfer Administration
                          90 Washington Street, 27th Floor
                          New York, New York 10015
                          Attention: Robert Cavanaugh

Notices or demands authorized by this Agreement to be given or made by the Bank or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

         9.2.     Supplements and Amendments.  (a) Except as provided in this
Section 9.2, the Bank may supplement or amend this Agreement, whether by additions, deletions or modifications of any term, provision, section, subsection, paragraph, clause, covenant or restriction hereof, without the consent or agreement of any holders of Rights or any other Person (including, without limitation, the Rights Agent) (i) at any time and from time to time in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which a majority of the Board of Directors of the Bank may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights, and (ii) notwithstanding the foregoing, at any time and from time to time prior to the Distribution Date, in any way as a majority of the Board of Directors of the Bank may deem necessary or desirable and which, except as otherwise permitted in (i) above, shall not (A) reduce the Redemption Price, (B) change the Final Expiration Date, or (C) increase the Purchase Price or reduce the number of Common Shares for which a Right is exercisable (other than in accordance with the provisions of Article V hereof).

         (b) Upon consent of the Rights Agent if required by Section 9.2(c) hereof and delivery to the Rights Agent of a supplement to or amendment of this Agreement, together with a certificate stating that such supplement or amendment is in compliance with the provisions of this Section 9.2, executed on behalf of the Bank by its Chief Executive Officer, President, any Vice President, Treasurer, Secretary or any Assistant Secretary, the Rights Agent shall execute such supplement or amendment; provided, however, that the failure or refusal of the Rights Agent to execute such supplement or amendment shall not affect the validity or effectiveness thereof.

         (c) Notwithstanding the provisions of this Section 9.2 to the contrary, the Bank shall not supplement or amend this Agreement without the consent of the Rights Agent if such supplement or amendment would adversely affect the Rights Agent's interest under this Agreement.

         9.3. Successors. Subject to the provisions of Section 4.2 hereof, all the covenants and provisions of this Agreement by or for the benefit of the Bank or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         9.4. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Bank, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Bank, the Rights Agent and the registered holders of the Right Certificates (or, prior to the Distribution Date, the Common Shares).

         9.5. Severability. If any term, provision, section, subsection, paragraph, subparagraph, clause, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, sections, subsections, paragraphs, clauses, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that, notwithstanding anything in this Agreement to contrary, in the event that (a) any such term, provision, section, subsection, paragraph, subparagraph, clause, covenant or restriction is held by any such court or authority to be invalid, void or unenforceable, and (b) a majority of the Board of Directors of the Bank determines in good faith that severing the invalid, void or unenforceable language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 8.1 hereof shall be reinstated and shall not expire until the Close of Business on the tenth calendar day following the date of such determination by the Board of Directors of the Bank.

         9.6. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such state.

         9.7. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         9.8. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                                POUGHKEEPSIE SAVINGS BANK, FSB


By:      /s/                           By:      /s/
         ---------------------                  -------------------------------
         General Counsel                        Maurice E. Kinkade
                                                Chairman and Chief
                                                  Executive Officer


                                       RIGHTS AGENT

Attest:


By:      /s/                           By:      /s/
         ---------------------                  -------------------------------
         Trust Officer and             Title:   Assistant Vice President
         Assistant Secretary

                                                                       EXHIBIT A


                          (Form of Right Certificate]


Certificate No. R-                                                        Rights
                                                                ---------

                 NOT EXERCISABLE AFTER MAY 11, 1998 OR
                 EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE BANK, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO, OR BENEFICIALLY OWNED BY, A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT.*]

                               Right Certificate

                         POUGHKEEPSIE SAVINGS BANK, FSB

         This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 1, 1988 (the "Rights Agreement"), between Poughkeepsie Savings Bank, FSB (the "Bank"), and The Bank of New York, (the "Rights Agent"), to purchase from the Bank at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York Time) on May 1, 1998 at the designated office of the Rights Agent, or its successor as Rights Agent, one fully paid nonassessable share of the Common Stock, $0.01 par value, per share (a "Common Share"), of the Bank, at a





--------------------------

 *   The portion of the legend in brackets shall be inserted only if applicable.

purchase price of $75.00 per share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed together with a signature guarantee and such other documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 18, 1988, based on the Common Shares as constituted at such date.

         As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, and the Rights are subject to amendment, redemption and certain other events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Bank and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the designated office of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent together with a signature guarantee and such other documentation as the Rights Agents may reasonably request, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Bank's Board of Directors at its option at a redemption price of $0.01 per Right.

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Bank which may at any time be issuable on the exercise of the Rights represented hereby, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Bank or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Bank and its corporate seal. Dated as of [the issuance date].


ATTEST:                                    POUGHKEEPSIE SAVINGS BANK, FSB


                                           By:
-------------------------------                    -------------------------
Secretary                                  Title:
                                                   -------------------------

Countersigned:


By:
         ----------------------
         Authorized Signature


Date:
         ----------------------

[Seal]

                  [Form of Reverse Side of Right Certificate]


                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
              holder desires to transfer the Right Certificates.)

        FOR VALUE RECEIVED,
                              ------------------------------------------------

hereby sells, assigns and transfers unto
                                         -------------------------------------


------------------------------------------------------------------------------
                (Please print name and address of transferee)


------------------------------------------------------------------------------

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Bank, with full power of substitution.

                 The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not being sold, assigned or transferred by or on behalf of a person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement).

Dated:             , 19
        -----------    ---


                                            ----------------------------------
                                            Signature

Signature Guarantee (may be given by a commercial bank or trust company in the United States or by a member firm of any national securities exchange or of the National Association of Securities Dealers, Inc.): ____________________________


                                    NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To Poughkeepsie Savings Bank, FSB:

         The undersigned hereby irrevocably elects to exercise
______________________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or taxpayer identification number

------------------------------------------------------------------------------
                        (Please print name and address)


------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or tax identification number

------------------------------------------------------------------------------
                       (Please print name and address)


------------------------------------------------------------------------------

         The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement).

Dated:                  , 19
        ----------------    --


                                       ---------------------------------------
                                       Signature

                                       (Signature must conform in all respects
                                       to name of holder as specified on
                                       the face of this Right Certificate)

Signature Guaranteed:

                                                                       EXHIBIT B

                         SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON STOCK


         On May 1, 1988, the Board of Directors of Poughkeepsie Savings Bank, FSB (the "Bank") declared a dividend of one right (a "Right") for each share of Common Stock, $0.01 par value per share of the Bank (a "Common Share"). The dividend is payable to the shareholders of record as of the close of business on May 18, 1988 (the "Record Date").

         Each Right entitles the registered holder initially to purchase from the Bank one Common Share at a price of $75.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of May 1, 1988 (the "Rights Agreement") between the Bank and The Bank of New York, as Rights Agent (the "Rights Agent"). A copy of the Rights Agreement is available to beneficial owners of the Bank's "Common Shares" by request to the Secretary of the Bank at 21 Market Street, Poughkeepsie, New York 12601.

         Until the earlier to occur of (i) 20 days following a public announcement that a person or group of affiliated or associated persons including partnerships and corporations (an "Acquiring Person") has acquired, or generally obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares, or (ii) 20 days following the commencement of a tender offer or exchange offer for 30% or more of the outstanding Common Shares (the earlier of such dates being hereinafter called the "Distribution Date"), the Rights will be evidenced by the certificates for Common Shares registered in the names of the record holders thereof and not by separate certificates evidencing the Rights (the "Right Certificates"), the Rights will be transferable only in connection with the transfer of the underlying Common Shares, and the transfer of any certificates evidencing Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the Common Shares evidenced by such certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on May 1, 1998 (the "Final Expiration Date") unless earlier redeemed by the Bank as described below.

         The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights, options or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness, cash (excluding regular periodic cash dividends other than dividends payable in Common Shares), assets, stock (other than a dividend payable in Common Shares) or of subscription rights, options or warrants (other than those referred to above).

         In the event that (i) an Acquiring Person merges into or otherwise combines with the Bank and the Bank is the continuing or surviving corporation and the Common Shares are not changed or exchanged, (ii) an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, (iii) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1%, or (iv) a person or group of affiliated or associated persons becomes the beneficial owner of 20% or more of the Common Shares of the Bank then outstanding, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person after the date upon which the Acquiring Person became such (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at the then current exercise price of the Right, that number of Common Shares having a market value of two times the exercise price of the Right.

         To illustrate the operation of such an adjustment to the Purchase Price, at a Purchase Price of $75.00 per Common Share, assuming the current market price (as determined pursuant to the provisions of the Rights Agreement) per Common Share was $37.50, each Right not beneficially owned by an Acquiring Person following such an occurrence would entitle its holder to purchase (after the Distribution Date) from the Bank four Common Shares (having a market value of $150.00) for $75.00.

         In the event that (i) the Bank merges with or into any Acquiring Person and the Bank is not the surviving corporation, (ii) any Acquiring Person merges with or into the Bank and the Bank is the surviving corporation, but its Common Shares are changed or exchanged, or (iii) 50% or more of the Bank's assets or earning power are sold to an Acquiring Person, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of the surviving, resulting or acquiring person which at the time of such transaction would have a market value of two times the exercise price of the Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, a payment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

         The Bank may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price") (i) at any time prior to the close of business on the earlier of (a) the later of (1) the first date of public announcement by the Bank or an Acquiring Person that an Acquiring Person has become such and (2) the day before the Distribution Date, or (b) the Final Expiration Date; or (ii) after an Acquiring Person becomes the owner of less than 10% of the outstanding Common Shares of the Bank. Immediately upon the action of the Board of Directors of the Bank electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Bank will give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear on the registry books of the Rights Agent.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Bank, including, without limitation, the right to vote or to receive dividends.

         The Bank may supplement or amend the Rights Agreement without the consent or agreement of any holders of Rights or any other person (other than the Rights Agent in respect of certain supplements or amendments which would adversely affect the interests of the Rights Agent) (i) at any time and from time to time in any way in order to cure any ambiguity, to correct or supplement any provision in the Rights Agreement which may be defective or inconsistent with any other provisions therein, or to make other provisions in regard to matters or questions arising under the Rights Agreement which the Bank's Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Rights, and (ii) at any time and from time to time prior to the Distribution Date, in any way as the Bank's Board of Directors may deem necessary or desirable and which, except as otherwise permitted in (i) above, shall not reduce the Redemption Price, change the Final Expiration Date, or increase the Purchase Price or reduce the number of Common Shares for which a Right is exercisable.





                                     B-3